                                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                        ALTERNATIVE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                      38-2791069
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

 100 TRI-STATE INTERNATIONAL, SUITE 300
         LINCOLNSHIRE, ILLINOIS                                  60069
(Address of Principal Executive Offices)                      (Zip Code)

                        ALTERNATIVE RESOURCES CORPORATION
                         KEY EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

             STEVEN PURCELL                                 (847) 317-1000
       SENIOR VICE PRESIDENT AND                          (Telephone number,
         CHIEF FINANCIAL OFFICER                         including area code,
 100 TRI-STATE INTERNATIONAL, SUITE 300                  of agent for service)
      LINCOLNSHIRE, ILLINOIS  60069
 (Name and address of agent for service)


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                                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
         REGISTERED                REGISTERED               SHARE*                    PRICE*            REGISTRATION FEE
----------------------------- --------------------- ------------------------ ------------------------- --------------------
Common Stock (par value          700,000 shares             $6.6875                 $4,681,250               $1,302
$.01 per share)
----------------------------- --------------------- ------------------------ ------------------------- --------------------

* Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the Nasdaq National Market on August 6, 1999.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Alternative Resources Corporation (the "Company"), are incorporated herein by reference:

        The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-23940).

        The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-23940).

        The description of the Company's Common Stock and Rights to Purchase Shares of Junior Preferred Stock, Series A, contained in the Company's Form 8-A Registration Statements for such securities.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain circumstances, as therein set forth.

        The Company's Amended and Restated By-Laws provide for indemnification of the Company's directors, officers, employees and other agents to the fullest extent permitted by the Delaware law.

        The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company's Amended By-Laws. These agreements, among other things, will indemnify the Company's directors and executive officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company of any third party) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

        The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.




EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
-------          ----------------------
  4(a)           Amended and Restated Certificate of Incorporation of the
                 Company (Exhibit 3.1 to the Company's Annual Report on Form
                 10-K for the year ended December 31, 1998 is incorporated
                 herein by reference).

  4(b) Amended and Restated By-Laws of the Company, as currently in effect (Exhibit 3.2 to the Company's Annual Report on Form
                 10-K for the year ended December 31, 1996 is incorporated herein by reference).

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)           Consent of KPMG LLP.

 24 Power of Attorney (included with the signature page to this registration statement).

ITEM 9.    UNDERTAKINGS.

(1)        The undersigned registrant hereby undertakes:

                           (a) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (b) That, for the purpose of determining any
                  liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Act (and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lincolnshire, Illinois on July 21, 1999.


                                   ALTERNATIVE RESOURCES CORPORATION


                                   By: /s/ Steven Purcell
                                       ------------------
                                       Steven Purcell
                                       Senior Vice President and
                                           Chief Financial Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond R. Hipp, Steven Purcell and Bradley K. Lamers and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed on July 21, 1999, by the following persons in the capacities indicated:


                   SIGNATURES                                   TITLE
                   ----------                                   -----
/s/ Raymond R. Hipp                                Chairman of the Board, President and
    -------------------------------                Chief Executive Officer (Principal
            Raymond R. Hipp                        Executive Officer)

/s/ Steven Purcell                                 Director and Senior Vice President,
    --------------------------------               Chief Financial Officer, Secretary
            Steven Purcell                         and Treasurer (Principal Financial
                                                   Officer)

/s/ Bradley K. Lamers                              Vice President - Finance
    --------------------------------               (Principal Accounting Officer)
            Bradley K. Lamers

                   SIGNATURES                                   TITLE
                   ----------                                   -----

/s/ Joanne Brandes                                 Director
    --------------------------------
            Joanne Brandes

/s/ George B. Cobbe                                Director
    --------------------------------
            George B. Cobbe

/s/ Michael E. Harris                              Director
    --------------------------------
            Michael E. Harris

/s/ Syd N. Heaton                                  Director
    --------------------------------
            Syd N. Heaton

    --------------------------------               Director
            A. Donald Rully


/s/ Bruce R. Smith                                 Director
    --------------------------------
            Bruce R. Smith

                                  EXHIBIT INDEX


EXHIBIT
 NUMBER                    DESCRIPTION OF EXHIBIT
-------                    ----------------------

  4(a)            Amended and Restated Certificate of Incorporation of the
                  Company (Exhibit 3.1 to the Company's Annual Report on Form
                  10-K for the year ended December 31, 1998 is incorporated herein by reference).

  4(b) Amended and Restated By-Laws of the Company, as currently in effect (Exhibit 3.2 to the Company's Annual Report on Form
                  10-K for the year ended December 31, 9996 is incorporated herein by reference).

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)            Consent of KPMG LLP.

 24 Power of Attorney (included with the signature page to this registration statement).





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